UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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K&F INDUSTRIES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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50 Main Street
White Plains, New York 10606

To:	All K&F Industries Employees
From:	Ken Schwartz
Sent:	March 6, 2007
Subject:	Today’s Announcement of Merger Agreement

Today marks another special day in our company’s history.  This morning we announced that K&F Industries Holdings, Inc. has entered into a definitive merger agreement with Meggitt-USA, Inc. (“Meggitt”), the wholly-owned United States subsidiary of UK-based Meggitt PLC.  Today’s press release, a copy of which is attached, sets out the terms of the agreement under which K&F will become a wholly-owned subsidiary of Meggitt.

This means that if all the conditions to the transaction are satisfied, all the outstanding shares of K&F common stock will be acquired at a price of $27.00 per share in cash.  K&F would no longer be a publicly-traded company, and its stock would cease trading on the New York Stock Exchange.  We expect the transaction, which is valued at approximately $1.8 billion, to be completed in the second quarter of 2007, subject to customary closing conditions.

Today’s announcement comes after a thorough and extensive analysis by our Board of Directors who unanimously concluded that this transaction provides significant cash value to our stockholders and is in the best interests of our stockholders, employees and customers.

For those of you who are unfamiliar with Meggitt PLC, they are an international aerospace and defense group employing some 6,400 people specializing in aerospace equipment, sensing and defense systems and the parent company of Dunlop Aerospace Braking Systems.  Its capabilities include wheels, brakes and anti-skid systems, thermal management, fluid control, fire, overheat and smoke detection, polymers and composite solutions (aerospace equipment), condition monitoring systems, high performance sensors and avionics (sensing systems) and training and combat support systems (defense systems).

As part of a bigger, stronger multi-product company we will be able to leverage our combined resources to the benefit of all of our stakeholders.  I believe the successful track record and complementary strengths of our two organizations will offer a platform for future growth and expanded opportunities for our employees. I also believe that the transaction will be of great benefit to our customers as it will enable us to provide even higher service levels, more efficient procurement, manufacturing efficiencies, enhanced global aftermarket support and larger engineering resources, all of which will lead to even better products through the combination of the two companies.

It will be business as usual for us.  You should not expect to see any changes in your day-to-day work lives as a result of today’s announcement.  I know I can count on you to continue to operate with the high level of professionalism and skill that has made K&F so successful over the years.  The best course of action for all of us right now is to remain focused on our work and continue serving our customers with the same quality and passion that they have come to expect from us.

We understand many of you may have some additional questions about what today’s announcement means for you and we have attached some FAQs.  If you have additional questions, you should direct them to your manager or you may also send a confidential email to Fred Buonocore and we will do our best to reply as quickly as possible.

As I hope you can appreciate, at this time in particular, it is very important that our company speaks with one voice on this matter.  If you receive any calls from the media, investors or customers, please forward them immediately to Fred Buonocore, Director of Investor Relations, (914) 448-2700, fbuonocore@kandfindustries.com.

This transaction and the success of our company is due in large part to your outstanding efforts and your exemplary execution. I want to emphasize how proud I am of our achievements and thank each and every one of you for your continued dedication to K&F.  Together with Meggitt, we have an exciting future ahead.

As part of our commitment to you, we will make every effort to keep you informed on developments and progress throughout this process.

Sincerely,

Ken Schwartz

Additional Information

The proxy statement that K&F plans to file with the SEC and mail to its stockholders will contain information about K&F, Meggitt, the proposed merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. In addition to receiving the proxy statement from K&F by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about K&F, without charge, from the SEC’s website (www.sec.gov ) or, without charge, from K&F. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of K&F. K&F and its executive officers and directors may be deemed to be participants in the solicitation of proxies from K&F’s stockholders with respect to the proposed merger. Information regarding any interests that K&F’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Forward-Looking Statements

This publication contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of K&F by Meggitt and the risks and uncertainties related to the occurrence of future events. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary approval by K&F’s stockholders and Parent’s shareholders, antitrust clearance and certain other governmental approvals in a timely manner or at all, (ii) the failure, under certain circumstances, of Meggitt to meet the conditions set forth in its equity and debt financing documents and (iii) the satisfaction of various other closing conditions contained in the definitive merger agreement. Other potential risks and uncertainties are discussed in K&F’s reports and other documents filed with the SEC from time to time. K&F assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of K&F’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by K&F that the statements will prove to be correct.

50 Main Street
White Plains, New York 10606

QUESTIONS YOU MAY HAVE

MARCH 6, 2007

1.              Who is Meggitt? What do they do?

Based in the United Kingdom, Meggitt PLC is a leading international aerospace, defense and electronics group with a consistent record of strong financial performance.

Meggitt’s capabilities include aircraft wheels, brakes and anti-skid systems, thermal management, fluid control, fire, overheat and smoke detection, polymers and composite solutions (aerospace equipment), condition monitoring systems, high performance sensors and avionics (sensing systems) and training and combat support systems (defense systems).  Customers include the US Department of Defense, Airbus, BAE Systems, EADS, GKN Westland, General Dynamics, Lockheed Martin, Raytheon, Rolls-Royce and the UK Ministry of Defence.  Meggitt employs approximately 6,400 people across 35 operating companies.

The Meggitt group’s Dunlop Aerospace Braking Systems, based in Coventry, United Kingdom, designs, develops and manufactures hydraulically actuated carbon composite and steel aircraft brakes, mechanical and digital anti-skid brake control systems and is currently developing electrically actuated carbon composite brakes.

For more information about Meggitt, please visit the company’s website at: www.meggitt.com.

2.              Why is K&F entering into this transaction with Meggitt?

Today’s announcement comes after a thorough and extensive analysis by our Board of Directors who unanimously concluded that this transaction provides significant cash value to our stockholders and is in the best interests of our stockholders, employees and customers.

Furthermore, Meggitt has determined that K&F’s wheel and brake business will complement its Dunlop Aerospace Braking Systems.  K&F represents a compelling strategic fit with Meggitt and the two companies share a similar business approach.

3.              What are the benefits of this transaction?

The successful track record and complementary strengths of K&F and Meggitt will offer a platform for future growth and expanded opportunities for K&F’s employees.  The combination of the two companies will benefit our customers and our suppliers as it will enable us to provide even higher service levels, more efficient procurement, manufacturing efficiencies, enhanced global aftermarket support, larger engineering resources and better products.

The combination of ABSC and Meggitt’s Dunlop business will create a leading wheel and brake company.  Not only will ABSC benefit from Meggitt’s global distribution network, but we will be able to leverage our combined resources to the benefit of all of our stakeholders.  The combination of our two wheels and brakes businesses will result in opportunity to benefit from the best technology of each.

4.              How will this change my job?  Will jobs be reclassified?

It will be business as usual for us.  Your day-to-day work lives will not change as a result of today’s announcement.  I know I can count on each of you to continue to operate with the high level of professionalism and skill that has made K&F so successful over the years.  The best course of action for all of us right now is to remain focused on our work and continue serving our customers with the same quality and passion that they have come to expect from us.

Over the near term, a post-closing planning team will be established and the management of both companies will review K&F’s organization and job structures to align them with Meggitt’s common global structure.

5.              Will there be any layoffs as a result of the transaction?

This transaction is about growth.  We do not anticipate any layoffs as a result of this transaction.  We expect that Meggitt will support the execution of our 2007 plan.

Again, over the near term, a post-closing planning team will be established and the management of both companies will review K&F’s organization and job structures to align them with Meggitt’s common global structure.

6.              What are the plans to combine the two companies? How will staffing at various levels throughout the combined company be determined?

The post-closing planning team, which will be comprised of members of both companies, will be focused on having the right people in the right places to maximize the opportunities inherent in this combination.

7.              Who will manage the combined company?

The leadership of the combined company will be determined as a result of the post-closing planning process.

8.              Where will the combined company be headquartered?  What will the new organization be called? What happens to K&F’s headquarters?  What happens to the K&F name?

The combined company will use the Meggitt name and maintain its current corporate headquarters in the United Kingdom.  K&F’s corporate headquarters will remain intact for the foreseeable future as the post-closing planning team does its work.

ABSC and EFC have built strong brands over the past 70 years and Meggitt fully intends to keep these strong brand names.

9.              When will the transaction be completed? What approvals are needed?

We will be working to complete this transaction as quickly as possible.  The transaction is subject to terms and conditions customary for transactions of this type, including approval by K&F’s stockholders and Meggitt’s shareholders, expiration of the Hart-Scott-Rodino regulatory waiting period and the receipt of certain other governmental approvals.  We expect the transaction to be completed in the second quarter of 2007, subject to customary closing conditions.

10.       Will my compensation or benefits be affected?

Until the transaction is completed, there will be no impact on employee’s benefits or compensation.  Employees’ benefits will remain intact for one year following closing of the merger and Meggitt plans to maintain K&F’s benefit programs in general.

Throughout the post-closing planning process, employees will continue to be updated on news and information about the combination, business issues and Meggitt benefits programs.

11.       What can employees expect in the upcoming months?

Completion of the transaction will take several months and we will update you through our normal communications vehicles.   From an operational standpoint, it’s business as usual.  As always, it is important that we all remain focused on continuing to provide superior customer service and delivering outstanding results.

12.       When and where can I get answers to my questions about the transaction?

We are committed to keeping you informed and will be updating you as events progress. If you have additional questions, you should direct them to your manager or you may also contact Fred Buonocore, Director of Investor Relations at (914) 448-2700 or by sending a confidential email to fbuonocore@kandfindustries.com and we will do our best to reply as quickly as possible.

Additional Information

The proxy statement that K&F plans to file with the SEC and mail to its stockholders will contain information about K&F, Meggitt, the proposed merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. In addition to receiving the proxy statement from K&F by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about K&F, without charge, from the SEC’s website (www.sec.gov) or, without charge, from K&F. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of K&F. K&F and its executive officers and directors may be deemed to be participants in the solicitation of proxies from K&F’s stockholders with respect to the proposed merger. Information regarding any interests that K&F’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Forward-Looking Statements

This publication contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of K&F by Meggitt and the risks and uncertainties related to the occurrence of future events. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary approval by K&F’s stockholders and Parent’s shareholders, antitrust clearance and certain other governmental approvals in a timely manner or at all, (ii) the failure, under certain circumstances, of Meggitt to meet the conditions set forth in its equity and debt financing documents and (iii) the satisfaction of various other closing conditions contained in the definitive merger agreement. Other potential risks and uncertainties are discussed in K&F’s reports and other documents filed with the SEC from time to time. K&F assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of K&F’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by K&F that the statements will prove to be correct.

March 6, 2007

Dear [Name/ABSC or EFC Customer],

As our valued customer, I want to personally inform you that this morning we announced that K&F Industries Holdings, Inc. has entered into a definitive merger agreement with Meggitt-USA, Inc. (“Meggitt”), the wholly-owned United States subsidiary of UK-based Meggitt PLC.  Today’s press release, a copy of which is attached, sets out the terms of the agreement under which K&F will become a wholly-owned subsidiary of Meggitt.

This means that if all the conditions to the transaction are satisfied, all the outstanding shares of K&F common stock will be acquired at a price of $27.00 per share in cash.  K&F would no longer be a publicly-traded company, and its stock would cease trading on the New York Stock Exchange.  We expect the transaction, which is valued at approximately $1.8 billion, to be completed in the second quarter of 2007, subject to customary closing conditions.

Today’s announcement comes after a thorough and extensive analysis by our Board of Directors who unanimously concluded that this transaction provides significant cash value to our stockholders and is in the best interests of our stockholders, customers and employees.

For those of you who are unfamiliar with Meggitt PLC, they are an international aerospace and defense group employing some 6,400 people specializing in aerospace equipment, sensing and defense systems and the parent company of Dunlop Aerospace Braking Systems.  Its capabilities include wheels, brakes and anti-skid systems, thermal management, fluid control, fire, overheat and smoke detection, polymers and composite solutions (aerospace equipment), condition monitoring systems, high performance sensors and avionics (sensing systems) and training and combat support systems (defense systems).

As part of a bigger, stronger multi-product company we will be able to leverage our combined resources to the benefit of all of our stakeholders.  We also believe that the transaction will be of great benefit to you, our valued customers, as we expect to provide even higher service levels, more efficient procurement, manufacturing efficiencies, enhanced global aftermarket support and larger engineering resources, all of which will lead to even better products through the combination of the two companies. We believe this to be a real win for you because it will enable the combined company to compete more consistently and strongly against larger suppliers.

Satisfying our customers has always been K&F’s top priority.  We will be working tirelessly to make this transaction as seamless as possible.  Please keep in mind that there will be no changes to existing agreements with customers of the combined operation.  As part of our commitment to you, we will make every effort to keep you informed on developments and progress throughout this process.  In the meantime, [ABSC or EFC] will continue to provide you with the quality products and excellent service that you have come to expect from us over the years.

I look forward to speaking with you in the near future. As always, if you have any questions on this matter, please feel free to contact your appropriate [ABSC or EFC] representative or the undersigned.

Thank you for your continued support,

Additional Information

The proxy statement that K&F plans to file with the SEC and mail to its stockholders will contain information about K&F, Meggitt, the proposed merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. In addition to receiving the proxy statement from K&F by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about K&F, without charge, from the SEC’s website (www.sec.gov) or, without charge, from K&F. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of K&F. K&F and its executive officers and directors may be deemed to be participants in the solicitation of proxies from K&F’s stockholders with respect to the proposed merger. Information regarding any interests that K&F’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Forward-Looking Statements

This publication contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of K&F by Meggitt and the risks and uncertainties related to the occurrence of future events. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary approval by K&F’s stockholders and Parent’s shareholders, antitrust clearance and certain other governmental approvals in a timely manner or at all, (ii) the failure, under certain circumstances, of Meggitt to meet the conditions set forth in its equity and debt financing documents and (iii) the satisfaction of various other closing conditions contained in the definitive merger agreement. Other potential risks and uncertainties are discussed in K&F’s reports and other documents filed with the SEC from time to time. K&F assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of K&F’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by K&F that the statements will prove to be correct.

March 6, 2007

Dear [Name/K&F Vendor],

I want to personally inform you that this morning we announced that K&F Industries Holdings, Inc., parent company of [Aircraft Braking Systems Corporation / Engineered Fabrics Corporation] has entered into a definitive merger agreement with Meggitt-USA, Inc. (“Meggitt”), the wholly-owned United States subsidiary of UK-based Meggitt PLC.  Today’s press release, a copy of which is attached, sets out the terms of the agreement under which K&F will become a wholly-owned subsidiary of Meggitt.

This means that if all the conditions to the transaction are satisfied, all the outstanding shares of K&F common stock will be acquired at a price of $27.00 per share in cash.  K&F would no longer be a publicly-traded company, and its stock would cease trading on the New York Stock Exchange.  We expect the transaction, which is valued at approximately $1.8 billion, to be completed in the second quarter of 2007, subject to customary closing conditions.

Today’s announcement comes after a thorough and extensive analysis by our Board of Directors who unanimously concluded that this transaction provides significant cash value to our stockholders and is in the best interests of our stockholders, customers and employees.

For those of you who are unfamiliar with Meggitt PLC, they are an international aerospace and defense group employing some 6,400 people specializing in aerospace equipment, sensing and defense systems and the parent company of Dunlop Aerospace Braking Systems.  Its capabilities include wheels, brakes and anti-skid systems, thermal management, fluid control, fire, overheat and smoke detection, polymers and composite solutions (aerospace equipment), condition monitoring systems, high performance sensors and avionics (sensing systems) and training and combat support systems (defense systems).

We believe that the successful track record and complementary strengths of our two organizations will enable us to provide even higher service levels, more efficient procurement, manufacturing efficiencies, enhanced global aftermarket support and larger engineering resources, all of which will lead to even better products.  As part of a bigger, stronger multi-product company we will be able to leverage our combined resources to the benefit of all of our stakeholders.

Your company has been, and remains, a valued and important business partner to us.  As part of our commitment to you, we will make every effort to keep you informed on developments and progress throughout this process.  In the meantime, it will be business as usual for us.

As always, if you have any questions on this matter, please feel free to contact your appropriate [ABSC/EFC] representative or the undersigned.

Thank you for your continued support,

Additional Information

The proxy statement that K&F plans to file with the SEC and mail to its stockholders will contain information about K&F, Meggitt, the proposed merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. In addition to receiving the proxy statement from K&F by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about K&F, without charge, from the SEC’s website (www.sec.gov ) or, without charge, from K&F. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of K&F. K&F and its executive officers and directors may be deemed to be participants in the solicitation of proxies from K&F’s stockholders with respect to the proposed merger. Information regarding any interests that K&F’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Forward-Looking Statements

This publication contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of K&F by Meggitt and the risks and uncertainties related to the occurrence of future events. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary approval by K&F’s stockholders and Parent’s shareholders, antitrust clearance and certain other governmental approvals in a timely manner or at all, (ii) the failure, under certain circumstances, of Meggitt to meet the conditions set forth in its equity and debt financing documents and (iii) the satisfaction of various other closing conditions contained in the definitive merger agreement. Other potential risks and uncertainties are discussed in K&F’s reports and other documents filed with the SEC from time to time. K&F assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of K&F’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by K&F that the statements will prove to be correct.